UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2017

TITAN COMPUTER SERVICES, INC
 (Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

515 E. Las Olas Boulevard, Suite 120, Fort Lauderdale, FL  33301
(Address of Principal Executive Offices)

(954) 256-5120
(Registrant’s Telephone Number, including area code)

Copy to:

Brunson Chandler & Jones, PLLC
175 South Main Street, Suite 1410
Salt Lake City, Utah 84111
(801)303-5721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

Employment Agreement with Joseph B. Frost to serve as Chief Operating Officer

On  November 8, 2017,  Titan Computer Services, Inc. (“the Company”) entered into an Employment Agreement (“ Agreement”)  with Joseph B. Frost to serve as the Company’s Chief Operating Officer. As Chief Operating Officer, Mr. Frost will have the responsibilities of day to day management of the company including sales, customer support, order fulfilment, project management, the organization of installation activities and company administration. Mr. Frost will begin his employment as Chief Operating Officer beginning January 1, 2018. Joseph Frost has extensive experience in the areas of client development and management, project development and coordination. Over the past 35 years, Mr. Frost has created and worked with teams of professionals focused on the development of tools and processes to reduce development risks for his clients by reducing technical gaps, improving communications between the owner, consultants and contractors with the ultimate goal of delivering a higher value product and better speed to market. The Company will file another 8-K after he begins his duties in 2018.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 20, 2017

TITAN COMPUTER SERVICES, INC.

By: /s/ David Vincent Name: David Vincent Title: Chief Executive Officer